EXHIBIT 99.2

UNAUDITED PRO FORMA COMBINED CONSOLIDATED

FINANCIAL INFORMATION

Basis of Pro Forma Presentation

The following unaudited pro forma combined consolidated financial data is intended to show how the acquisition of substantially all of the assets and the assumption of certain liabilities of R.L. Drake, LLC (the “Seller”) and the borrowings of new indebtedness described below might have affected the historical financial statements of Blonder Tongue Laboratories, Inc. (the “Company”) if such acquisition and indebtedness had been completed on the first day of the reporting period and was prepared based on the historical financial results reported by the Company and the Seller.  The following should be read in conjunction with the historical financial statements of the Company included in the Form 10-K filed with the SEC on March 30, 2012 and the historical financial statements of the Seller included in this 8-K/A.

 On February 1, 2012, the Company’s newly formed, wholly-owned subsidiary, R. L. Drake Holdings, LLC (“RLD”), acquired substantially all of the assets and assumed certain specified liabilities of R. L. Drake, LLC, a Delaware limited liability company (“Seller”), pursuant to an Asset Purchase Agreement dated as of February 1, 2012, as amended by a certain First Amendment to Asset Purchase Agreement dated February 3, 2012 (as so amended, the “Asset Purchase Agreement”) (the “RLD Acquisition”).  The assets acquired from Seller include assets used in manufacturing and delivering electronic communications solutions for cable television systems, digital television reception, video signal distribution and digital video encoding, including equipment, supplies and other tangible personal property, inventory, accounts receivable, business records, trademarks and other intellectual property rights.  The purchase price of $7,199,000 was comprised of approximately $6,477,000 paid at closing, plus approximately $679,000 of closing date working capital less target working capital, subject to certain adjustments based upon a post-closing audit of the balance sheet of Seller, plus contingent purchase price payments of up to $1,500,000 (with a current fair value of approximately $43,000) in the aggregate that may be made over the next three years if certain financial results are realized.

On February 1, 2012, the Company entered into a Second Amendment to Revolving Credit, Term Loan and Security Agreement (the “Second Amendment”) with Sovereign, to amend the Sovereign Financing.  The Second Amendment (1) increased the maximum amount which may be borrowed by the Company under the Revolver to $8,500,000 from $5,000,000, (2) extended the termination date of the Sovereign Agreement from January 15, 2013 to February 1, 2015, (3) modified the amounts which may be borrowed under the Revolver based on certain percentages of  Eligible Inventory, (as defined in the Sovereign Agreement) which are included in such calculation, (4) modified certain financial covenants, and (5) increased the Term Loan to $4,350,000.

Upon termination of the Revolver, all outstanding borrowings under the Revolver are due.  The Term Loan requires equal monthly principal payments of approximately $18,000 each, plus interest, with the remaining balance due at maturity.  The outstanding principal balance of the Term Loan was $2,833,000 at December 31, 2011, and $4,350,000 at February 1, 2012, after giving effect to the RLD Acquisition.

Blonder Tongue Laboratories, Inc. Unaudited Pro Forma Combined Consolidated Balance Sheet (in thousands)
As of December 31, 2011

	Note A	Note B
	Blonder Tongue Laboratories, Inc.	R.L. Drake, LLC	Adjustments	Notes	Blonder Tongue Laboratories, Inc. Pro Forma
Assets
Current assets
Cash	$ 851	$ 227	(1,027)	C	$ 51
Accounts receivable, net allowance for doubtful accounts of $178	4,485	895	(356)	D	5,024
Inventories	7,567	2,903	246	E	10,716
Prepaid and other current assets	399	142	(121)	F	420
Deferred income taxes	383	-			383
Total current assets	13,685	4,167	(1,258)		16,594
Inventories, net non-current	5,564	-			5,564
Property, plant and equipment, net of accumulated depreciation and amortization	3,852	242	426	G	4,520
Goodwill	-	1,309	81	H	1,390
Other intangible assets, net	-	1,350	612	I	1,962
License agreements, net	676				676
Other assets, net	196				196
Deferred income taxes	1,898				1,898
	$25,871	$7,068	$(139)		$32,800

Liabilities and Stockholders' and Members' Equity
Current liabilities
Current portion of long-term debt	$ 258	$ -	$ 18	J	$ 276
Revolver	-		4,671	J	4,671
Accounts payable	352	469	60	K	881
Accrued compensation	258				258
Accrued benefit pension liability	781				781
Income taxes payable	49				49
Deferred rent expense, current portion	-	31	(31)	L	-
Management fee related party	-	466	(466)	L	-
Due to seller	-		179	M	179
Other accrued expenses	149	231	(231)	L	149
Total current liabilities	1,847	1,197	4,200		7,244
Long-term debt	2,821		1,532	J	4,353
Commitments and contingencies	-	-	-		-
Stockholders' equity:
Preferred stock, $.001 par value; authorized 5,000 shares; no shares outstanding	-	-	-		-
Common stock, $.001 par value; authorized 25,000 shares, 8,465 shares issued	8				8
Paid in capital	25,660				25,660
Retained earnings	4,785				4,785
Accumulated other comprehensive loss	(1,942)				(1,942)
Treasury stock, at cost, 2,248 and 2,266 shares	(7,308)				(7,308)
Members' equity	-	5,871	(5,871)	N	-
Total stockholders' and members' equity	21,203	5,871	(5,871)		21,203
	$25,871	$7,068	$ (139)		$32,800

Blonder Tongue Laboratories, Inc.
Unaudited Pro Forma Combined Consolidated Statement of Operations (in thousands)
For the year ended December 31, 2011

	Note O	Note P			Blonder Tongue
	Blonder Tongue				Laboratories, Inc.
	Laboratories, Inc.	R.L. Drake, LLC	Adjustments	Notes	Pro Forma
Net sales	$26,663	$10,159			$36,822
Cost of goods sold	17,122	6,058			23,180
Gross profit	9,541	4,101	-		13,642
Operating expenses
Selling expenses	2,649	789			3,438
General and administrative	4,410	1,376	(108)	Q	5,678
Research and development	2,716	915			3,631
	9,775	3,080	(108)		12,747
Earnings (loss) from operations	(234)	1,021	108		895
Other expense
Interest expense	(183)	(181)	(222)	R	(586)
Other	6	11			17
	(177)	(170)	(222)		(569)
Earnings (loss) before income taxes	(411)	851	(114)		326
Provision for income taxes	-	62	-		62
Net earnings (loss)	$ (411)	$ 789	$ (114)		$ 264
Basic net earnings (loss) per share	$ (0.07)				$ 0.04
Diluted net earnings (loss) per share	$ (0.07)				$ 0.04
Basic weighted average shares outstanding	6,210				6,210
Diluted weighted average shares outstanding	6,210				6,356

PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The unaudited pro forma combined consolidated financial statements incorporate the following pro forma assumptions and adjustments: (i) the RLD Acquisition and (ii) the Second Amendment.

The Company evaluated the asset purchase in accordance with business combination accounting using the purchase method of accounting.  The fair value of the assets acquired in the RLD Acquisition include intangible assets of $1,962 and goodwill of $1,390.  The adjustments were netted against the elimination of the Seller’s goodwill and intangible assets.  In addition, in calculating the fair value of the Seller’s assets and liabilities, the Company increased the value of the machinery and equipment acquired and reduced the value of the fixed assets not acquired by a net total of $426.  The intangibles have been amortized over periods between 3 and 10 years on the pro forma income statement.  The Company is continuing to accumulate information and any changes will be reflected in subsequent periods.  In connection with business combination accounting, the Company incurred legal and professional fees in connection with the acquisition of approximately $109.

Note A	Derived from the Company’s audited balance sheet as of December 31, 2011.
Note B	Derived from the Seller’s audited balance sheet as of December 31, 2011.
Note C	Adjustments to reflect cash not acquired of $227 and cash used to purchase assets of the seller of $800.
Note D	Adjustment to reflect acquisition of accounts receivable of $539.
Note E	Adjustment to reflect acquisition of inventory of $3,149.
Note F	Adjustment to reflect acquisition of prepaid expense of $21.
Note G	Adjustment to reflect the fair value of fixed assets acquired of $668.
Note H	Adjustment to reflect the fair value of goodwill acquired of $1,390.
Note I	Adjustment to reflect the fair value of intangibles acquired of $1,962.
Note J
Adjustment to reflect additional borrowings under the revolver of $4,671 and the increase borrowings under the term loan of  $1,550.  The increase in the current portion of long-term debt reflects the additional current amount of $18.

Note K	Adjustment to reflect accounts payable assumed of $529.
Note L	Adjustment to reflect liabilities not assumed.
Note M	Adjustment to reflect additional $179 due to seller for working capital in excess of minimum required at closing.
Note N	Adjustment to reflect equity elimination due to asset purchase.
Note O	Derived from the Company’s audited statement of operations for the year ended December 31, 2011.
Note P	Derived from the Seller’s audited statement of operations for the year ended December 31, 2011.
Note Q
Adjustment to reflect amortization of intangibles acquired of $254, depreciation of machinery and equipment acquired of $95, reduction in amortization for intangibles not acquired of $275, reduction in depreciation for assets not acquired of $73, and a reduction for transactions costs incurred in connection with the acquisition of $109 for the year ended December 31, 2011.

Note R	Adjustment to reflect the additional interest expense on the revolver at 3.50% of $163 and the additional interest expense on the increased term loan at 3.75% of $59.

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